UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-320-1911

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

FTE Networks, Inc. (“FTE” or the “Company”), today issued a shareholder update. The full text of the letter from interim CEO Michael P. Beys follows.

Dear Shareholders:

Since my last shareholder update on April 15, 2021, the Company has continued to make progress—albeit slower than expected—in moving its business forward and is finally beginning to emerge from an unfortunate chapter in the Company’s history involving prior FTE management. It has now been almost two years since I stepped into my role as interim CEO and the Company remains focused on preserving value for FTE shareholders, which primarily resides in the success of US Home Rentals (USHR), the Company’s real estate subsidiary. We have improved corporate governance procedures and are diligently resolving an enormous backlog of legacy disputes, litigation, and issues associated with prior management and with USHR’s real estate portfolio. Our goal of having our common stock resume trading on a stock exchange has been significantly delayed due to ongoing financial constraints but it continues to be a key goal for the Company.

Criminal and Civil Charges Against Prior Management

On July 15, 2021, the U.S. Department of Justice and the Manhattan District Attorney’s Office filed criminal charges and the U.S. Securities and Exchange Commission filed civil charges against Michael Palleschi, FTE’s former CEO, and David Lethem, FTE’s former CFO, alleging that they engaged in a multi-year, multi-million-dollar fraud. Among other things, the government alleged that Palleschi and Lethem directed the Company’s issuance of almost $23 million in convertible notes and then concealed the notes from, among others, FTE’s investors and in-house and external accountants. The government also alleged that Palleschi and Lethem misappropriated millions of dollars of Company funds to pay for personal expenses, including luxury car leases, private jet services, and unauthorized salary increases.

The Company has cooperated extensively in the government investigations and intends to continue to cooperate in the future.

Update on Claims Against MCA Lenders

In the wake of these charges, FTE has also taken steps to recover damages from certain merchant cash advance (MCA) lenders and is currently pursuing litigation against numerous entities that provided unauthorized financing to FTE during the period 2017-2018. On August 30, 2021, Lateral Juscom Feeder, LLC, as assignee of these legal claims from FTE, filed its first action against a group of these entities seeking more than $35 million in damages and fees. The claims asserted were for breach of contract and the collection of an unlawful debt under 18 U.S.C. § 1964. FTE is still investigating other similar claims and anticipates filing a series of similar actions by December 31, 2021. We anticipate those actions will seek damages and fees in excess of $85 million.

Update on Operations, our Market and Liquidity

The Company has engaged its two major real estate lenders in preliminary discussions regarding potential resolutions to the default notices issued on more than $90MM in real estate debt. The Company hopes to reach amicable settlements with these two lenders; however, no assurances can be given as to the Company’s success in this regard.

National home values have increased upwards of 30 percent since FTE acquired the home portfolio from Vision Property Management in December 2019. We believe the value of the home portfolio has increased since the date of acquisition and the potential equity value of the real estate portfolio appears to be above the value of the outstanding debt. We believe that the success of our strategy with this home portfolio lays the foundation for FTE shareholders to recover substantial equity value, but significant obstacles remain to unlock that value.

FTE remains severely cash constrained. The impact of the aforementioned lender defaults, key staff departures, and the extended rent relief offered to our customers during the COVID-19 pandemic has compounded our liquidity issues and has made it extremely difficult to gain significant traction on our reporting obligations with the Securities and Exchange Commission (SEC). Nevertheless, we remain committed to negotiating payment plans and forbearances with our lenders and vendors as well as bringing our year-to-date financials current—an essential requirement to resuming trading on a stock exchange.

Outlook for Remainder of 2021

Our goal is to run a national-scale single family home rental (SFR) business. As noted in my previous updates, even with the current pandemic, we remain optimistic on the market outlook for SFR, specifically in underserved areas. USHR’s portfolio, largely concentrated in these underserved areas, represents a distinct advantage and an opportunity to improve the consumer’s experience while simultaneously growing the Company’s value as a provider of affordable housing in tier 3 and tier 4 markets nationwide.

We realize that FTE shareholders may still have questions about the Company’s future and direction, which is why the Company plans to host a conference call sometime before the end of the year. Further details regarding the timing and logistics of this call will be available to the public at a later date.

In closing, FTE’s Board of Directors and I appreciate the support and patience of all the Company’s stakeholders, as well as your interest in what lies ahead.

Sincerely,

Michael P. Beys

Interim CEO

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals LLC, owns, operates and invests in affordable rental housing in tier 3 and 4 markets. Single family home rentals (SFR) is a large, growing and attractive market. Nationally, home rentals are growing faster than home ownership. With a portfolio of approximately 2,900 affordable rental homes across the United States, FTE is one of the few companies with an established portfolio of assets for the affordable rental housing market.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

641 Lexington Avenue, 14th Floor

New York, NY 10022

(800) 320-1911

ir@ftenet.com

Forward Looking Statements

This update contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plan,” “believe,” “will,” “intends,” “expects,” “anticipate” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including, among other things, our future financial condition, our dependence on key personnel, our ability to reach favorable settlements with our lenders and other creditors, our ability to obtain financing on reasonable terms, general economic conditions, national and local real estate markets. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

The information contained in this Item 7.01 of this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: September 17, 2021		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer